Love
In All We Do
MJF & Associates, APC
Certified Public Accountants & Management Consultants

May 18, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Re: MED-X, INC.
Commission file number: 024-10472

We have read the statements of Med-X, Inc. included under Item 11.1 of Form 1-K to be filed with the SEC on May 18, 2020 and agree with such statements as they pertain to our firm.

Sincerely,

MJF & Associates, APC

MJF & Associates, APC

515 S. Flower Street, Suite 1800, Los Angeles, CA 90071 Telephone: (213) 626-2701 Fax: (866) 510-6726